UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 26, 2026
Biohaven Ltd.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-41477	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Biohaven Pharmaceuticals, Inc.
215 Church Street
New Haven, Connecticut 06510
(Address of principal executive offices, including zip code)
(203) 404-0410
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, no par value	BHVN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
License Agreement
On August 26, 2026, Biohaven Bioscience Ireland Limited (“BBIL”), a wholly owned subsidiary of Biohaven Ltd. (the “Company”), entered into a License Agreement (the “License Agreement”) with SK Biopharmaceuticals Co., Ltd. (“SKBP”). Pursuant to the License Agreement, effective upon the closing of the transactions contemplated thereby (the “Closing”), BBIL will grant SKBP an exclusive, royalty-bearing, worldwide license, with the right to grant sublicenses subject to the terms of the License Agreement, to Biohaven’s Kv7 ion channel platform, led by opakalim (BHV-7000), and other Kv7 compounds and products covered by the License Agreement. Opakalim is an investigational, selective Kv7.2/7.3 potassium channel activator currently in Phase 2/3 development for focal epilepsy. The Closing is subject to obtaining required antitrust clearances and the satisfaction or waiver of other customary closing conditions.
Under the License Agreement, SKBP will pay BBIL a non-creditable and non-refundable upfront fee of $400 million, consisting of $350 million payable at the Closing and $50 million payable one year after the Closing. BBIL will also be eligible to receive up to $150 million in one-time development and regulatory milestone payments. In addition, SKBP will pay BBIL tiered royalties ranging from the mid-teens to the low twenties on U.S. net sales of opakalim and certain other antiseizure products, mid-single-digit royalties on ex-U.S. net sales of opakalim and certain other antiseizure products, and additional royalties on net sales of certain other licensed products, in each case subject to specified reductions and adjustments. The applicable royalty term for each licensed product in each country begins upon the first commercial sale of such product in such country and ends upon the latest of (i) 10 years after such first commercial sale, (ii) expiration of applicable regulatory exclusivity and (iii) expiration of the last-to-expire licensed patent claim in such country covering the composition of matter of the applicable licensed compound.
Following the Closing, BBIL will continue to conduct specified ongoing development and regulatory activities, including the ongoing RISE 2 and RISE 3 clinical studies and preparation and filing of the new drug application for opakalim. SKBP will also reimburse specified pre-Closing program costs and fund certain development plan costs incurred by BBIL. SKBP is required to use commercially reasonable efforts to develop and seek regulatory approval for opakalim in the United States, Europe and Japan and, following regulatory approval in the applicable market, to commercialize opakalim in that market.
The License Agreement also contains specified restrictions on each party’s activities involving competing Kv7 activators. Unless earlier terminated, the License Agreement will continue until the expiration of all applicable royalty terms. Upon expiration of the applicable royalty term for a licensed product in a country, the corresponding license will become fully paid-up, royalty-free, perpetual and irrevocable in that country. Following the Closing, SKBP may terminate the License Agreement, in whole or in part, for convenience upon specified prior written notice. The parties also have specified termination rights, including for uncured material breach and specified bankruptcy or insolvency events. Upon any such post-Closing termination, the license granted to SKBP will terminate with respect to the applicable terminated products or territories, subject in specified circumstances to limited rights to sell off existing inventory. Following any such termination, the parties will cooperate to wind down or transition ongoing activities. The License Agreement also provides for specified reversion rights in favor of BBIL with respect to certain intellectual property and regulatory filings relating to the terminated products or territories.

Partial MIPA Assignment and Assumption Agreement
Also on August 26, 2026, BBIL and SKBP entered into a Partial MIPA Assignment and Assumption Agreement (the “Assignment Agreement”), which will become effective only upon the Closing. The Assignment Agreement provides for the assignment and assumption of certain rights and obligations under the Membership Interest Purchase Agreement, dated February 24, 2022, by and among Biohaven Therapeutics Ltd., Knopp Biosciences LLC (“Knopp”) and Channel Biosciences, LLC, as amended (the “MIPA”). Effective upon the Closing, BBIL will assign to SKBP its rights under Section 2.4 (Contingent Consideration) of the MIPA and specified related provisions, and SKBP will assume the related obligations arising from and after the Closing.
The obligations to be assumed by SKBP include aggregate potential milestone obligations of up to $245 million, consisting of $185 million in milestone obligations tied to U.S. and European Medicines Agency regulatory approval of opakalim, and up to $60 million in milestone obligations tied to U.S. regulatory approvals of up to three other Kv7 products, as well as a mid-single-digit royalty on worldwide net sales of Kv7 products. These obligations are separate from, and not creditable against, SKBP’s milestone and royalty obligations to BBIL under the License Agreement. BBIL will retain all other rights and obligations under the MIPA. If the License Agreement is terminated before the Closing, the Assignment Agreement will automatically terminate without becoming effective.
The foregoing descriptions of the License Agreement and the Assignment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the License Agreement and the Assignment Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On August 26, 2026, the Company issued a press release announcing the transaction contemplated by the License Agreement and the related assumption of certain obligations to Knopp. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1*†	License Agreement, dated as of August 26, 2026, by and between Biohaven Bioscience Ireland Limited and SK Biopharmaceuticals Co., Ltd.
10.2†	Partial MIPA Assignment and Assumption Agreement, dated as of August 26, 2026, by and between Biohaven Bioscience Ireland Limited and SK Biopharmaceuticals Co., Ltd.
99.1
Press Release, dated August 26, 2026, “Biohaven and SK Biopharmaceuticals Enter into Strategic Global Licensing Agreement for Novel Kv7 Ion Channel Platform and Opakalim, Lead Candidate for Treatment of Epilepsy.”

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.
* Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.
† Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) the type of information that the Company customarily and actually treats as private or confidential.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 26, 2026

Biohaven Ltd.

By:	/s/ Matthew Buten
Matthew Buten
Chief Financial Officer

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